EXHIBIT 32.1

STATEMENT PURSUANT TO 18 U.S.C. § 1350

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Justin Gover, Chief Executive Officer of GW Pharmaceuticals plc (the “Company”), and Scott Giacobello, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

(1) The Company’s Transition Report on Form 10-KT to which this Certification is attached as Exhibit 32.1 (the “Transition Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Transition Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in the report.

Dated: February 27, 2019

/s/ Justin Gover

Justin Gover

Chief Executive Officer and Director

(Principal Executive Officer)

Dated: February 27, 2019

/s/ Scott Giacobello

Scott Giacobello

Chief Financial Officer

(Principal Financial and Accounting Officer)

This certification accompanies the Form 10-KT to which it relates, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference into any filing of GW Pharmaceuticals plc under the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-KT), irrespective of any general incorporation language contained in such filing.